Corporate Resource Services, Inc. Acquires Personally Yours Staffing, Inc.

NEW YORK, N.Y. -- (Business Wire) -- January 9, 2013 -- Corporate Resource Services, Inc. (OTCBB: CRRS), a diversified staffing, recruiting, and consulting services firm providing managed services and trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work, today announced that it closed on its acquisition of Personally Yours Staffing, Inc.  The effective date for the acquisition was January 3, 2013. Terms of the transaction were not disclosed. Personally Yours Staffing operates three (3) offices in South Florida, and services clients throughout the United States.

“This acquisition came together quite rapidly and we appreciate everyone who helped us in the closing process,” said John Messina, CEO of Corporate Resource Services. “We are very excited about the addition of Personally Yours Staffing. This acquisition extends our footprint in the South Florida marketplace and enhances our ability to service our national base of clients. We continue to look forward to working with the associates who are part of Personally Yours Staffing, Inc. as well as building a stronger presence throughout the State of Florida.”

About Personally Yours Staffing, Inc.:

Established in 1986, Personally Yours Staffing, Inc. specializes in recruiting candidates to fill its clients’ temporary, temporary-to-hire and direct hire positions, which include Accounting, Information Technology, Human Resources, Administrative, Clerical, Customer Service and Call Center personnel.  Personally Yours Staffing operates three offices in Dade, Broward and Palm Beach counties.

About Corporate Resource Services, Inc.:

Corporate Resource Services, Inc. provides diversified staffing, recruiting, and consulting services and offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The company’s blended staffing solutions are tailored to our customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company’s ability to deliver broad-based solutions provides its customers a “one stop shop” to fulfill their staffing needs from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, Corporate Resource Services can create an on-site facility for recruiting, training and administration at the customers’ location. Company recruiters have the latest state of the art recruiting resources available to help customers secure the best candidates in today's ever-changing marketplace. CRS’s national network of recruiters has staffing experts that get excellent results by focusing within their areas of expertise.

The Company operates 205 staffing and on-site facilities in 37 states and the District of Columbia and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies. To learn more, visit http://www.crsco.com.

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Source: Corporate Resource Services, Inc.

Corporate Resource Services, Inc.

Michael J. Golde

Chief Financial Officer

(646) 443-2380